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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

               -------------------------------------------------

                                   FORK 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 March 15, 2001

                         HONDA AUTO LEASE TRUST 1999-A
              (Exact name of registrant specified in its charter)

DELAWARE                      333-72303          33-0846301
(State or other               (Commission        (IRS Employer
jurisdiction of               File Number)       Identification No.)
incorporation of
organization)

HONDA TITLING C L.P.
HONDA TITLING D L.P.
700 VAN NESS AVENUE
TORRANCE, CA                                              90501
------------------------------------                      -----------
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including areas code: (310) 781-6146
                                                               6148

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Item 5.     Other Events

     On March 15, 2001, the Principal and Interest collected during the preceding calendar month, net of certain adjustments as provided for in the 1999-A Securitization Trust Agreement dated as of July 1, 1999 (the "Agreement"), between Honda Titling C L.P. and Honda Titling D L.P., as Transferors, and U.S. Bank National Association, as Owner Trustee, Wilmington Trust Company, as Delaware Owner Trustee, and Bank of New York, as Indenture Trustee, (together the "Trustees") were distributed to holders of Notes ("Noteholders") and certificates ("Certificateholders") representing special units of beneficial interest ("SUBI's") in the Honda Auto Lease Trust 1999-A Auto Lease Asset-Backed Notes and Certificates. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustees for distribution to the Noteholders and Certificateholders, and as such, was distributed by the Indenture Trustees to the Noteholders and Certificateholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-k.

Item 7(c).  Exhibits 20


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Honda Auto Lease Trust 1999-A
By:  American Honda Finance Corporation, as Servicer

By:
/s/  John I. Weisickle
John I. Weisickle, Vice President, Finance